EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Flight Safety Technologies, Inc Accelerates Vesting of Unvested Stock Options

MYSTIC, CT (June 1, 2006) - Flight Safety Technologies, Inc. (AMEX:FLT) announced today that the Compensation Committee of its Board of Directors has accelerated the vesting of unvested stock options previously awarded to employees, officers and directors under the company's equity inventive compensation plans. The acceleration of vesting is effective May 31, 2006 for 1,065,200 stock options outstanding. These options would have vested over the next three years at exercise prices of $3.50 and $6.00 per share.

Chief Financial Officer David Cryer said, "The decision to accelerate vesting of these options was made primarily to reduce compensation costs in the company's future income statements that would have resulted as these options vested over the next three years. This result would have been required because the Financial Accounting Standards Board recently published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"), which requires compensation costs related to share-based payment transactions, including stock options, be recognized in the company's financial statements. The company will implement the revised standard in the first quarter of our 2007 fiscal year, but since we are accelerating vesting of existing options, it only will affect any options we grant after the end of our fiscal year ending May 31, 2006.

Additional details of the option acceleration can be found in the Company's Current Report on Form 8-K filed today with the Securities and Exchange Commission.

About Flight Safety Technologies, Inc.

Flight Safety Technologies, Inc is a development stage company pursuing advanced technologies aimed at enhancing safety, security and efficiency for the aviation industry.

The company is currently pursuing three technologies called SOCRATES®, UNICORN™ and TIICM™:

●      SOCRATES® is an airport based laser acoustic sensor for the detection and tracking of wake vortex turbulence.

●      UNICORN™ is an airborne radar for collision avoidance using state of the art components to achieve low cost, small size and light weight.

●      TIICM™ is an airborne passive countermeasure system to protect airliners against the threat of terrorist missile attacks.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements identified by the use of words such as should, believes, plans, goals, expects, may, will, objectives, missions, or the negative thereof, other variations thereon or comparable terminology. Such statements are based on currently available information which management has assessed but which is dynamic and subject to rapid change due to risks and uncertainties that affect our business, including, but not limited to, the outcome of an informal inquiry by the SEC that appears to be in connection with certain analysts reports about us and our press releases, the outcome of pending class action litigation alleging violations of federal securities laws, whether the government will implement WVAS at all or with the inclusion of a SOCRATES® wake vortex sensor, the impact of competitive products and pricing, limited visibility into future product demand, slower economic growth generally, difficulties inherent in the development of complex technology, new products sufficiency, availability of capital to fund operations, research and development, fluctuations in operating results, and other risks detailed from time to time in Flight Safety Technologies, Inc.'s filings with the Securities and Exchange Commission. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be forward looking statements. Forward looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.

Contact:

Samuel A. Kovnat
Flight Safety Technologies, Inc.
(860) 245-0191
ir@flysafetech.com